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                                  EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

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
UNITED STATES
     Magna Entertainment Corp.                                    100
         The Santa Anita Companies, Inc.                          100
              Los Angeles Turf Club, Inc.                         100
         SLRD Thoroughbred Training Center, Inc.                  100
         Gulfstream Park Racing Association, Inc.                 100
         Pacific Racing Association                               100
         MEC Land Holdings (California) Inc.                      100
         Remington Park, Inc.                                     100
         Thistledown, Inc. 100
         MI Racing Inc.                                           100
         MEC Land Holdings (USA) Inc.                             100
         DLR, Inc.                                                100
         OTL, Inc.                                                100
         Vista Hospitality Inc.                                   100
CANADA
     MEC Holdings (Canada) Inc.                                   100
         1207302 Ontario Inc.                                     100
     1180482 Ontario Inc.  100
EUROPE
     MI Entertainment Holding GmbH                                100
         Magna Ventures Management GmbH                           100
              SDP Landholding GmbH                                100
                  Steyr-Barter Handels GmbH                       100
                      Steyr-Industrie-Commerz und Handels GmbH    100
              Gemeinnutzige Wohnungs-Gesellschaft "Steyr-
                  Daimler-Puch" GmbH & Co. KG                     100
              MI Air Flugbetriebs GmbH                            100
     Fontana Beteiligungs AG                                      100
     Magna Projektentwicklungs AG                                 100
         Magna Grundstucksentwicklungs GmbH                       100
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